Exhibit 10.8

CRESTAR FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated

Effective December 31, 2008

And

Further Amended By

Appendix A

Effective January 1, 2009

CRESTAR FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Introduction

The Board of Directors of Crestar Financial Corporation (the Corporation) adopted the Crestar Financial Corporation Supplemental Executive Retirement Plan (the Plan), effective January 1, 1995. The purpose of the Plan was to assist in attracting and retaining those employees whose judgment, abilities and experience would contribute to its continued progress and success. The Board of Directors also determined that the Plan should further those objectives by providing retirement and related benefits that supplement the amounts payable under the deferred compensation plans and arrangements currently maintained by the Corporation. The Plan was intended to provide an unfunded supplemental retirement benefit to a select group of management and highly compensated employees as such terms are used in sections 201, 301, and 501 of the Employee Retirement Income Security Act of 1974. The Plan must be interpreted and administered in a manner that is consistent with that intent. Effective December 29, 1998, Crestar Bank became Plan sponsor of this Plan and all other plans funded through the Crestar Financial Corporation Supplemental Executive Retirement Plans Trust.

Article I

Definitions

1.01.	Accounting Firm means the accounting firm most recently approved by the Corporation’s shareholders as the Corporation’s auditor; provided, however, that if such accounting firm declines to undertake the determinations assigned to it under this Agreement, then the “Accounting Firm” shall mean such other accounting firm designated by the Corporation.

Effective July 19, 1998, the definition of Accounting Firm was amended to read as follows:

Accounting Firm means the public accounting firm retained as the Corporation’s independent auditor as of the date immediately prior to the Change in Control. If, however, such firm declines or is unable to undertake the determinations assigned to it under this Plan, then “Accounting Firm” shall mean such other independent accounting firm agreed upon by the Corporation and the Participant. The two preceding sentences to the contrary notwithstanding, if the public accounting firm retained as the Corporation’s independent auditor as of the date immediately prior to the Change in Control is serving as an accountant or auditor of the individual, group or entity effecting the Change in Control, the Participant shall be entitled to appoint another nationally recognized public accounting firm to make the determinations required under this Plan (in which case such accounting firm shall then be referred to as the “Accounting Firm”).

1.02.	Actuarial Equivalent means, when used in reference to any form of benefit, a form of benefit which has the same value as the referenced benefit based on the actuarial assumptions, methods and procedures adopted for such purposes under the Retirement Plan.

1.03.	Administrator means the Committee and any delegate of the Committee appointed in accordance with Section 6.07.

1.04.	Affiliate means any corporation which, when considered with the Corporation, would constitute a controlled group of corporations within the meaning of Code section 1563(a) determined without reference to Code sections 1563(a)(4) and 1563(e)(3)(C) and any entity, whether or not incorporated, which would be under common control with the Corporation within the meaning of Code section 414(c).

1.05.	ANEX Plan means the portion of the Crestar Financial Corporation Additional Nonqualified Executive Plan that provides “Defined-benefit Benefit Entitlements” (as such term is defined therein), as amended from time to time, and any successor thereto.

1.06.	Average Compensation means the average of the Compensation paid to the Executive during the three calendar years, whether or not consecutive, that yields the highest number.

1.07.	Board means the Board of Directors of the Corporation.

1.08.	Capped Parachute Payments means the largest amount of Parachute Payments that may be paid to the Participant without liability under Code section 4999.

1.09.	Change in Control is defined in Section 1.06 of the Crestar Financial Corporation 1993 Stock Incentive Plan, as amended from time to time, and any successor thereto.

1.10.	Code means the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect at the relevant time.

1.11.	Committee means the Human Resources and Compensation Committee of the Board.

1.12.	Compensation means the sum of the base salary and bonus earned by the Executive and paid by the Corporation, an Affiliate, or both, for a calendar year. For purposes of this Section 1.12, an Executive’s “bonus” for any calendar year shall be the Executive’s incentive award under the Management Incentive Compensation Plan of Crestar Financial Corporation (or any successor or substitute plan) earned for the calendar year, regardless of whether such award is determined or payable after the end of the calendar year. An Executive’s Compensation shall be determined without regard to any compensation reductions or deferrals under Code section 125 or 401(k) and without regard to any salary or bonus deferrals under nonqualified deferred compensation plans of the Corporation or an Affiliate. Effective December 31, 1998, Compensation under the Plan for three Executives who signed agreements with the Company and SunTrust Banks, Inc. shall not include any amount earned by or paid to the Executive by the Company or any Affiliate after December 31, 1998, except that the Executive’s bonus earned under the Management Incentive Plan for the 1998 award year shall be included as part of the Executive’s 1998 Compensation. Copies of those agreements are attached as Exhibits I-1, I-2 and I-3 to this Plan and incorporated herein by reference.

1.13.	Control Change Date is defined in Section 1.13 of the Crestar Financial Corporation 1993 Stock Incentive Plan, as amended from time to time, and any successor thereto.

1.14.	Corporation means Crestar Financial Corporation and any successor corporation.

1.15.	Designated Participant means a Participant who (i) will not be credited with twenty Years of Service on his Normal Retirement Date even if he remains in the continuous employ of the Corporation until his Normal Retirement Date and (ii) is identified as a Designated Participant on Exhibit I to the Plan as approved by the Committee from time to time.

1.16.	Early Retirement Allowance means the benefit described in Section 3.02.

1.17.	Early Retirement Date means the date prior to the Normal Retirement Date which is the first day of the month coincident with or next following a Participant’s retirement from the Corporation or an Affiliate after attaining age 55.

1.18.	Excess Plan means the Crestar Financial Corporation Excess Benefit Plan, as amended from time to time and any successor thereto.

1.19.	Executive means an individual employed by the Corporation or an Affiliate whose position is evaluated at Grade 41 or above as of January 1, 1995, and such other individual who is an employee of the Corporation or an Affiliate and who is designated as an Executive by the Committee for purposes of this Plan.

1.20.	Net After-Tax Amount means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment to the Participant under the Crestar Financial Corporation Executive Severance Plan after a Control Change Date. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year for which the determination is made.

1.21.	Normal Retirement Allowance means the benefit described in Section 3.01.

1.22.	Normal Retirement Date means the first day of the month coincident with or next following a Participant’s retirement from the Corporation or an Affiliate after attaining age 60.

1.23.	Offset Amount means the sum of the annual benefits, if any, payable to or on behalf of a Participant, for his lifetime under the Retirement Plan, the ANEX Plan, the Excess Plan, any other supplemental executive retirement plan maintained by the Corporation or an Affiliate and any other qualified defined benefit pension plan maintained by the Corporation or an Affiliate and assuming a benefit commencement date as of the date that benefits are scheduled to commence under Article III or IV. Effective December 17, 1997, Offset Amount shall also include for any Participant who is credited under Section 1.31 with five Years of Service for service with a prior employer or for any other service with an employer other than the Corporation or an Affiliate, the sum of the annual benefits, if any, payable to or on behalf of that Participant for his lifetime under any qualified or nonqualified defined benefit plan of a prior employer and assuming a benefit commencement date as of the date that benefits are scheduled to commence under Article III or IV.

1.24.	Parachute Payment means a payment that is described in Code section 280G(b)(2) (without regard to whether the aggregate present value of such payments exceeds the limit prescribed by Code section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code section 280G.

1.25.	Participant means an Executive who satisfies the requirements of Article II.

1.26.	Plan means the Crestar Financial Corporation Supplemental Executive Retirement Plan.

1.27.	Pro Rata Compensation means the amount determined by multiplying a Participant’s Average Compensation by a fraction, the numerator of which is the Participant’s Years of Service as of the date of reference (not to exceed twenty), and the denominator of which is twenty.

1.28.	Retirement Plan means the Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations, as amended from time to time, and any successor thereto, which includes the SunTrust Banks, Inc. Retirement Plan, into which the Retirement Plan was merged.

1.29.	Surviving Spouse means the person to whom the Participant is legally married on the date of reference and who survives the Participant.

1.30.	Total and Permanent Disability means a disability which entitles the Participant to benefits under a long-term disability plan maintained by the Corporation and its Affiliates or, in the absence of such a plan, entitles the Participant to Social Security disability benefits.

1.31.	Years of Service means the total years of service as determined under the terms of the Retirement Plan for purposes of determining the Participant’s vested or nonforfeitable interest in the Retirement Plan. For any Participant who is not in pay status as of December 17, 1997, Years of Service means two times the total years of service as determined under the terms of the Retirement Plan for purposes of determining the Participant’s vested or nonforfeitable interest in the Retirement Plan plus five additional Years of Service for employment with any prior employer other than the Corporation or an Affiliate. In addition, Years of Service also includes service with a successor corporation following a Change in Control to the extent that such service would be recognized for purposes of determining the Participant’s vested or nonforfeitable interest in the Retirement Plan if such successor were the Corporation. Effective December 17, 1997, in the event of a Change in Control, Years of Service shall also include two additional Years of Service if the Participant becomes entitled to payments under a severance agreement under the Crestar Financial Corporation Executive Severance Plan (the “Executive Severance Plan”) that provides for a lump sum severance amount based on two times his base pay and bonus or three additional Years of Service if the Participant becomes entitled to payments under a severance agreement under the Executive Severance Plan that provides for a lump sum severance amount based on three times his base pay and bonus. To the extent approved by the Committee, Years of Service also includes service with a predecessor employer or entity acquired by the Corporation or an Affiliate. Effective December 17, 1997, except as provided in the second sentence of this Section 1.31, a period of service with the Corporation, an Affiliate, a predecessor employer or entity, a successor or any other period shall only be counted once in determining a Participant’s Years of Service. Notwithstanding the foregoing, a Participant’s Years of Service shall not be less than the number of years determined in accordance with the provisions of Exhibit I to the Plan as approved by the Committee from time to time and, effective December 17, 1997, in all events the total Years of Service credited to a Participant under this Section 1.31 and Exhibit I in excess of twenty Years of Service shall be disregarded.

Article II

Participation

2.01.	Beginning Participation

Each person who is an Executive on January 1, 1995 shall be a Participant in the Plan effective January 1, 1995. Each person who becomes an Executive after January 1, 1995 shall be a Participant in the Plan as of the date that his participation is approved in writing by a resolution adopted by the Committee.

2.02.	Change in Status

Except as provided in Section 2.03, a Participant shall cease to be a Participant in the Plan as of the date that he ceases to be an Executive if, as of that date, he has not satisfied the requirements to receive a retirement allowance under Article III. Despite the preceding sentence, with the written approval of, and subject to such terms and conditions as may be prescribed by, the Committee in its sole discretion, a Participant who ceases to be an Executive before he has satisfied the requirements to receive a retirement allowance under Article III may continue to be a Participant if he continues to be an employee of the Corporation or an Affiliate.

2.03.	Change in Control

Section 2.02 to the contrary notwithstanding, each person who is a Participant on a Control Change Date shall continue to be a Participant in the Plan thereafter until the date that he ceases to be an employee of the Corporation, an Affiliate or a successor of the Corporation or an Affiliate and all of the benefits payable to or on behalf of the Participant have been paid.

Article III

Retirement Allowances

3.01.	Normal Retirement Allowance

(a)	Subject to the requirements of Article V and Section 8.01, a Participant who retires from the Corporation or an Affiliate on or after his Normal Retirement Date and after being credited with twenty Years of Service shall be entitled to receive his Normal Retirement Allowance under the Plan. The Normal Retirement Allowance is an annual benefit which shall be equal to the difference between (i) and (ii) below where

(i) = 50% times the Participant’s Average Compensation(determined as of his Normal Retirement Date), and

(ii) = Offset Amount.

The Normal Retirement Allowance shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the Participant’s Normal Retirement Date and ending with the payment for the month in which the Participant dies. Payments of the Normal Retirement Allowance shall be reduced in accordance with income and employment tax withholding requirements.

(b)	Subject to the requirements of Article V and Section 8.01, a Designated Participant who retires from the Corporation or an Affiliate on or after his Normal Retirement Date shall be entitled to receive his Normal Retirement Allowance under the Plan. The Normal Retirement Allowance payable to the Designated Participant is an annual benefit which shall be equal to the difference between (i) and (ii) below where

(i) = 50% times the Designated Participant’s Pro Rata Compensation (determined as of his Normal Retirement Date), and

(ii) = Offset Amount.

The Normal Retirement Allowance shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the Designated Participant’s Normal Retirement Date and ending with the payment for the month in which the Designated Participant dies. Payments of the Normal Retirement Allowance shall be reduced in accordance with income and employment tax withholding requirements.

3.02.	Early Retirement Allowance

(a)	Subject to the requirements of Article V and Section 8.01, a Participant who retires from the Corporation or an Affiliate on or after being credited with twenty Years of Service is eligible for an Early Retirement Allowance beginning as of the first day of any month coincident with or following the Participant’s Early Retirement Date. The Early Retirement Allowance is an annual benefit which shall be the difference between (i) and (ii) below where

(i) = the Applicable Percentage times the Participant’s Average Compensation (determined as of his Early Retirement Date), and

(ii) = the Offset Amount.

For purposes of this Section 3.02(a), the “Applicable Percentage” is equal to 50% reduced by 0.20833% for each full month that the commencement of the Participant’s Early Retirement Allowance precedes the Participant’s Normal Retirement Date. The Early Retirement Allowance shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, until the payment for the month in which the Participant dies. Payments of the Early Retirement Allowance shall be reduced in accordance with income and employment tax withholding requirements.

(b)	Subject to the requirements of Article V and Section 8.01, a Designated Participant who retires from the Corporation or an Affiliate on or after his Early Retirement Date is eligible for an Early Retirement Allowance beginning as of the first day of any month coincident with or following the Designated Participant’s Early Retirement Date. The Early Retirement Allowance is an annual benefit which shall be the difference between (i) and (ii) below where

(i) = the Applicable Percentage times the Designated Participant’s Pro Rata Compensation (determined as of his Early Retirement Date), and

(ii) = the Offset Amount.

For purposes of this Section 3.02(b), the “Applicable Percentage” is equal to 50% reduced by 0.20833% for each full month that the commencement of the Designated Participant’s Early Retirement Allowance precedes the

Participant’s Normal Retirement Date. The Early Retirement Allowance shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, until the payment for the month in which the Designated Participant dies. Payments of the Early Retirement Allowance shall be reduced in accordance with income and employment tax withholding requirements.

3.03.	Change in Control Benefit

(a)	Subject to the requirements of Article V and Section 8.01, a Participant who is credited with twenty Years of Service may retire from the Corporation, an Affiliate or a successor of the Corporation or an Affiliate on or after a Control Change Date. In that event, the Participant shall be entitled to an annual benefit (with the benefit payments commencing on the first day of a month selected by the Participant if such election is made while the Participant is employed by the Corporation or an Affiliate or, absent such an election, on the first day of the month following the date he attains age 55 (the “Benefit Commencement Date”)), equal to the difference between (i) and (ii) below where

(i) = the Applicable Percentage times the Participant’s Average Compensation (determined as of the date that the Participant ceases to be employed by the Corporation and its Affiliates after a Control Change Date), and

(ii) = the Offset Amount.

For purposes of this Section 3.03(a), the “Applicable Percentage” is equal to 50% reduced by 0.20833% for each full month that the Benefit Commencement Date precedes the month in which the Participant will attain age 60. The benefit payable under this Section 3.03(a) shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the Benefit Commencement Date and ending with the payment for the month in which the Participant dies. Payments of the benefit described in this Section 3.03(a) shall be reduced in accordance with income and employment tax withholding requirements.

(b)	Subject to the requirements of Article V and Section 8.01, a Participant who is credited with less than twenty Years of Service may retire from the Corporation, an Affiliate or a successor of the Corporation or an Affiliate on or after a Control Change Date. In that event, the Participant shall be entitled to an annual benefit (with the benefit payments commencing on the first day of a month selected by the Participant if such election is made while the Participant is employed by the Corporation or an Affiliate or, absent such an election, on the first day of the month following the date he attains age 55 (the “Benefit Commencement Date”)), equal to the difference between (i) and (ii) below where

(i) = the Applicable Percentage times the Participant’s Pro Rata Compensation (determined as of the date that the Participant ceases to be employed by the Corporation and its Affiliates after a Control Change Date), and

(ii) = the Offset Amount.

For purposes of this Section 3.03(b), the “Applicable Percentage” is equal to 50% reduced by 0.20833% for each full month that the Benefit Commencement Date precedes the month in which the Participant will attain age 60. The benefit payable under this Section 3.03(b) shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the Benefit Commencement Date and ending with the payment for the month in which the Participant dies. Payments of the benefit described in this Section 3.03(b) shall be reduced in accordance with income and employment tax withholding requirements.

3.04.	Disability Retirement Allowance

Subject to the requirements of Article V and Section 8.01, a Participant shall be entitled to receive a retirement allowance under Section 3.02 if his employment with the Corporation and its Affiliates terminates on account of Total and Permanent Disability and such Total and Permanent Disability continues without interruption until the date that would have been the Participant’s Early Retirement Date had he remained employed by the Corporation and its Affiliates. The retirement allowance under Section 3.02 shall commence as of the first day of the month coincident with or next following the date that would have been the Participant’s earliest Early Retirement Date.

3.05.	Optional Forms of Benefit

A Participant who is entitled to receive a retirement allowance under this Article III may elect to have his benefit payable in a form other than a single life annuity. The optional forms of payment that are available under this Plan are the same optional forms of payment provided under the Retirement Plan (without regard to any requirement that the Participant’s Spouse consent to such payment election) as in effect on the date that the Participant retires; provided, however, that only the Surviving Spouse may be designated under this Plan as the contingent annuitant for any form of payment that provides lifetime benefits to another person after the Participant’s death. If the Participant elects an optional form of payment under this Section 3.05, any contingent annuitant or beneficiary designated in connection with that election need not be the same as any contingent annuitant or beneficiary designated under the Retirement Plan, the Excess Plan, the ANEX Plan or any other plan providing a benefit that is part of the Offset Amount. If the Participant elects an optional form of payment under this Section 3.05, the amount payable under the optional form shall be the Actuarial Equivalent of the amount of the retirement allowance otherwise payable under this Article III in the form of a single life annuity. A Participant shall be entitled to elect an optional form of payment at such time and in such manner as the Administrator may decide; provided, however, that a Participant may not change his payment election after benefit payments have begun.

Article IV

Payments in the Event of Death

4.01.	Death Prior to Age 55

(a)	Subject to the requirements of Article V and Section 8.01, a benefit will be payable under this Plan to the Surviving Spouse of a Participant who dies before attaining age 55, after completing twenty Years of Service, but before the commencement of a retirement allowance under Article III. The benefit payable to the Surviving Spouse will be determined as follows:

(i) = First: Calculate the Participant’s Early Retirement Allowance under Article III using the Participant’s Average Compensation as of his date of death and an Applicable Percentage equal to 37.5002%.

(ii) = Second: Calculate the Actuarial Equivalent, payable as a Joint and 50% Survivor Annuity, of the single life annuity determined in (i) above.

The Surviving Spouse’s benefit is the survivor’s portion of the Joint and 50% Survivor Annuity determined in (ii) above. For purposes of this Section 4.01(a), the term “Joint and 50% Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of the Surviving Spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and Surviving Spouse and which is the Actuarial Equivalent of an annuity for the life of the Participant.

The benefit payable under this Section 4.01(a) shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the month in which the Participant would have attained age 55 and ending with the month in which the Surviving Spouse dies. Payments of the benefit described in this Section 4.01(a) shall be reduced in accordance with income and employment tax withholding requirements. Except as provided in this Section 4.01(a), no death benefit shall be payable under this Plan on behalf of a Participant who dies before attaining age 55.

(b)	Subject to the requirements of Article V and Section 8.01, a benefit will be payable under this Plan to the Surviving Spouse of a Participant who dies before attaining age 55, after completing less than twenty Years of Service, but before the commencement of a retirement allowance under Article III. The benefit payable to the Surviving Spouse will be determined as follows:

(i) = First: Calculate the Participant’s Early Retirement Allowance under Article III using the Participant’s Pro Rata Compensation as of his date of death and an Applicable Percentage equal to 37.5002%.

(ii) = Second: Calculate the Actuarial Equivalent, payable as a Joint and 50% Survivor Annuity, of the single life annuity determined in (i) above.

The Surviving Spouse’s benefit is the survivor’s portion of the Joint and 50% Survivor Annuity determined in (ii) above. For purposes of this Section 4.01(b), the term “Joint and 50% Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of the Surviving Spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and Surviving Spouse and which is the Actuarial Equivalent of an annuity for the life of the Participant.

The benefit payable under this Section 4.01(b) shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the month in which the Participant would have attained age 55 and ending with the month in which the Surviving Spouse dies. Payments of the benefit described in this Section 4.01(b) shall be reduced in accordance with income and employment tax withholding requirements. Except as provided in this Section 4.01(b), no death benefit shall be payable under this Plan on behalf of a Participant who dies before attaining age 55.

(c)	Effective December 20, 1996 and notwithstanding the foregoing provisions of this Section 4.01, that the benefit payable to the surviving spouse of a participant who dies before attaining age 55 shall be the greater of

(i) = the benefit payable under the current SERP formula or

(ii) = the benefit that would be payable under the SERP benefit formula taking into account the participant’s base salary as in effect on the date of death and his prior year’s bonus (if the participant completed less than six months’ service in the year of death) or his current bonus (if the participant completed at least six months’ service in the year of death).

4.02.	Death on or After Age 55

(a)	Subject to the requirements of Article V and Section 8.01, a benefit will be payable under this Plan to the Surviving Spouse of a Participant who dies on after attaining age 55, after completing 20 Years of Service, but before the commencement of a retirement allowance under Article III. The benefit payable to the Surviving Spouse will be determined as follows:

(i) = First: Calculate the Participant’s Early Retirement Allowance under Article III using the Participant’s Average Compensation as of his date of death and an Applicable Percentage equal to 50% reduced by 0.20833% times each month that the Participant’s death precedes the Participant’s Normal Retirement Date.

(ii) = Second: Calculate the Actuarial Equivalent, payable as a Joint and 100% Survivor Annuity, of the single life annuity determined in (i) above.

The Surviving Spouse’s benefit is the survivor’s portion of the Joint and 100% Survivor Annuity determined in (ii) above. For purposes of this Section 4.02, the term “Joint and 100% Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the Surviving Spouse which is equal to 100% of the amount of the annuity which is payable for the joint lives of the Participant and Surviving Spouse and which is the Actuarial Equivalent of an annuity for the life of the Participant.

The benefit payable under this Section 4.02 shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the first day of the month following the Participant’s death and ending with the payment for the month in which the Surviving Spouse dies. Payments of the benefit described in this Section 4.02 shall be reduced in accordance with income and employment tax withholding requirements. Except as provided in this Section 4.02, no death benefit shall be payable under this Plan on behalf of a Participant who dies after attaining age 55 but before the commencement of a retirement allowance under Article III.

(b)	Subject to the requirements of Article V and Section 8.01, a benefit will be payable under this Plan to the Surviving Spouse of a Participant who dies on after attaining age 55, after completing less than 20 Years of Service, but before the commencement of a retirement allowance under Article III. The benefit payable to the Surviving Spouse will be determined as follows:

(i) = First: Calculate the Participant’s Early Retirement Allowance under Article III using the Participant’s Pro Rata Compensation as of his date of death and an Applicable Percentage equal to 50% reduced by 0.20833% times each month that the Participant’s death precedes the Participant’s Normal Retirement Date.

(ii) = Second: Calculate the Actuarial Equivalent, payable as a Joint and 100% Survivor Annuity, of the single life annuity determined in (i) above.

The Surviving Spouse’s benefit is the survivor’s portion of the Joint and 100% Survivor Annuity determined in (ii) above. For purposes of this Section 4.02(b), the term “Joint and 100% Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the Surviving Spouse which is equal to 100% of the amount of the annuity which is payable for the joint lives of the Participant and Surviving Spouse and which is the Actuarial Equivalent of an annuity for the life of the Participant.

The benefit payable under this Section 4.02(b) shall be payable in equal or nearly equal monthly installments, or more frequently based on the payroll practices of the Corporation and its Affiliates, commencing as of the first day of the month following the Participant’s death and ending with the payment for the month in which the Surviving Spouse dies. Payments of the benefit described in this Section 4.02(b) shall be reduced in accordance with income and employment tax withholding requirements. Except as provided in this Section 4.02(b), no death benefit shall be payable under this Plan on behalf of a Participant who dies after attaining age 55 but before the commencement of a retirement allowance under Article III.

4.03.	Death After Retirement

If a Participant dies after the commencement of a retirement allowance under Article III, all payments from this Plan shall cease with the payment made for the month in which the Participant dies if the Participant was receiving a retirement allowance under this Plan in the form of a single life annuity. If the Participant elected an optional form of payment as provided in Section 3.05 and dies after the commencement of a retirement allowance under Article III, the amount of benefit, if any, payable under this Plan following the Participant’s death shall be determined on the basis of the optional form of payment selected by the Participant.

Article V

Vesting and Continuous Participation

No benefit will be payable to a Participant or Surviving Spouse under the Plan unless the Participant is a Participant on the date he ceases to be an employee of the Corporation or an Affiliate or a successor.

Article VI

Administration of the Plan

6.01.	Generally

The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator may adopt such rules and regulations as may be necessary to carry out the purposes of the Plan. The Administrator’s discretion to perform or consent to any act or to interpret the Plan is exclusive and shall be final and conclusive if all similarly situated Participants are treated in a consistent manner.

6.02.	Indemnification

The Corporation shall indemnify and save harmless the Administrator against any and all expenses and liabilities arising out of the administration of the Plan, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which the Administrator shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement of a claim. The foregoing right of indemnification shall be in addition to any other rights to which the Administrator may be entitled.

6.03.	Determining Benefits

In addition to the powers hereinabove specified, the Administrator shall have the power to compute and certify the amount and kind of benefits from time to time payable to or on behalf of Participants under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant or Surviving Spouse is entitled to a benefit under the Plan.

6.04.	Cooperation

To enable the Administrator to perform its functions, the Corporation and its Affiliates shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death or other reason for termination of employment, and such other pertinent facts as the Administrator may require.

6.05.	Claims

It is not necessary to file a claim in order to receive Plan benefits.

On receipt of a claim for Plan benefits, the Administrator must respond in writing within ninety days. If necessary, the Administrator’s first notice must indicate any special circumstances requiring an extension of time for the Administrator’s decision. The extension notice must indicate the date by which the Administrator expects to render a decision; an extension of time for processing may not exceed ninety days after the end of the initial period.

If a claim is wholly or partially denied, the Administrator must give written notice within the time provided in the preceding paragraph. An adverse notice must specify each reason for denial. There must be specific reference to provisions of the Plan or related documents on which the denial is based. If additional material or information is necessary for the claimant to perfect the claim, it must be described and there must be an explanation of why that material or information is necessary. Adverse notice must disclose appropriate information about the steps that the claimant must take if he wishes to submit the claim for review. If notice that a claim has been denied is not furnished within the time required in the preceding paragraph, the claim is deemed denied.

The full value of a payment made according to the provisions of the Plan satisfies that much of the claim and all related claims under the Plan against the Administrator and the Corporation and its Affiliates, each of whom, as a condition to a payment from it or directed by it, may require the Participant, Surviving Spouse, beneficiary or contingent annuitant or legal representative to execute a receipt and release of the claim in a form determined by the person requesting the receipt and release.

6.06.	Review of Claims

The Committee must review a claimant’s proper written request for review of a denied claim. The Committee must receive the written request before sixty-one days after the claimant’s receipt of notice that a claim has been denied according to the preceding Plan Section. The claimant and an authorized representative are entitled to be present and heard if any hearing is used as part of the review.

The Committee must determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submissions.

The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant, and it must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decisions is based. Except as otherwise provided in this Section, the written advice must be rendered within sixty days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than 120 days after receipt of the request for review. If the Committee has regularly scheduled meetings at least quarterly, the following rules govern the time for the decision after review. If the claimant’s written request for review is received more than thirty days before a Committee meeting, the decision of the Committee must be rendered at the next meeting after the request for review is received. If the claimant’s written request for review is received thirty days or less before a Committee meeting, the decision of the Committee must be rendered at the Committee’s second meeting after the request for review has been received. If special circumstances (such as the need to hold a hearing) require an extension of time for processing, the decision of the Committee must be rendered not later than the Committee’s third meeting after the request for review has been received. If an extension of time for review is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this paragraph, the claim is deemed denied on review.

6.07.	Delegation of Committee Responsibilities

The Committee, in its discretion, may delegate to one or more officers of the Corporation or an Affiliate all or part of the Committee’s authority and duties under the Plan; provided, however, that the Committee may not delegate its authority or duties under Article II, Article VII or Section 6.06. The Committee may revoke or amend the terms of a delegation in accordance with the preceding sentence but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

Article VII

Termination, Amendment or Modification of Plan

7.01.	Reservation of Rights

Except as otherwise specifically provided, the Corporation reserves the right to terminate, amend or modify this Plan wholly or partially at any time and from time to time. Such right to terminate, amend or modify the Plan shall be exercised by the Committee or its delegate. Notwithstanding the preceding, with respect to an affected Participant, the Plan may not be amended, modified or terminated after a Change in Control unless the affected Participant agrees to such amendment, modification or termination in writing.

7.02.	Limitation on Actions

The rights of the Corporation set forth in the preceding Section are subject to the condition that unless required by regulatory authorities governing the Corporation or its Affiliates, the Committee or its delegate shall take no action to terminate the Plan or decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant or his Surviving Spouse after the Participant has satisfied the requirements for an Early Retirement Allowance (regardless of whether he has retired) or the Participant or his Surviving Spouse has become entitled to a benefit under the Plan.

7.03.	Effect of Termination

Except as otherwise provided in this Article VII, upon the termination of this Plan by the Committee, the Plan shall be of no further force or effect, and neither the Corporation or its Affiliates or the Administrator nor the Participant or his Surviving Spouse shall have any further obligation or right under this Plan. Likewise, except as otherwise provided in this Article VII, the rights of any individual who was a Participant and who ceases to be a Participant shall be forfeited on the date that the individual ceases to be a Participant.

Article VIII

Miscellaneous

8.01.	Limitation on Benefits

(a)	If any benefits payable under this Plan and any other payments that the Participant is entitled to receive under other plans and agreements constitute Parachute Payments that are subject to the “golden parachute” rules of Code section 280G and the excise tax of Code section 4999, the Parachute Payments shall be reduced if, and only to the extent that, a reduction will allow the Participant to receive a greater Net After Tax Amount than he would receive absent a reduction. The remaining provisions of this Section describe how that intent will be effectuated.

(b)	The Accounting Firm will first determine the amount of any Parachute Payments that are payable to the Participant. The Accounting Firm will also determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

(c)	The Accounting Firm will next determine the amount of the Participant’s Capped Parachute Payments. Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Participant’s Capped Parachute Payments.

(d)	The Participant will receive the total Parachute Payments unless the Accounting Firm determines that the Capped Parachute Payments will yield the Participant a higher Net After Tax Amount, in which case the Participant will receive the Capped Parachute Payments. If the Participant will receive the Capped Parachute Payments, the Participant’s total Parachute Payments will be adjusted by first reducing the amount payable under any other plan, program, or agreement that, by its terms, requires a reduction to prevent a “golden parachute” payment under Code section 280G; by next reducing any benefit payable under this Plan to the extent such benefit is a Parachute Payment; and by next reducing the Participant’s Parachute Payments as provided under the terms of the Crestar Financial Corporation Executive Severance Plan and, effective July 19, 1998, thereafter by reducing Parachute Payments payable under other plans and agreements (with the reductions first coming from cash benefits and then from noncash benefits). The Accounting Firm will notify the Participant and the Corporation if it determines that the Parachute Payments must be reduced to the Capped Parachute Payments and will send the Participant and the Corporation a copy of its detailed calculations supporting that determination.

(e)	As a result of any uncertainty in the application of Code sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 8.01 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 8.01 (“Underpayments”). If the Accounting Firm determines, based on either controlling precedent, substantial authority or the assertion of a deficiency by the Internal Revenue Service against the Participant or the Corporation, which assertion the Accounting Firm believes has a high probability of success, that an Overpayment has been made, then the Participant shall have an obligation to pay the Corporation upon demand an amount equal to the sum of the Overpayment plus interest on such Overpayment at the prime rate of Crestar Bank (or its successor) as such prime rate shall change from time to time (or, if higher, the rate provided in Code section 7872(f)(2)) from the date of the Participant’s receipt of such Overpayment until the date of such repayment; provided, however, the Participant shall not be obligated to make such repayment if, and only to the extent, that the repayment would either reduce the amount on which the Participant is subject to tax under Code section 4999 or generate a refund of tax imposed under Code section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Corporation of that determination and the Corporation will pay the amount of that Underpayment to the Participant promptly in a lump sum, with interest calculated on such Underpayment at the prime rate of Crestar Bank (or its successor) as such prime rate shall change from time to time (or, if higher, the rate provided in Code section 7872(f)(2)) from the date such Underpayment should have been paid until actual payment.

(f)	All determinations made by the Accounting Firm under this Section 8.01 are binding on the Participant and the Corporation and must be made within thirty days after the Participant’s termination of employment with the Corporation and its Affiliates.

(g)	Effective July 19, 1998, this Section 8.01 shall not apply to a Participant who has entered into an agreement with the Corporation or an Affiliate that includes an indemnity by the Corporation or an Affiliate for any liability that the Participant may incur under Code section 4999 or any liability that the Participant may incur on account of such indemnification payment.

8.02.	Unfunded Plan

The Corporation and its Affiliates have only a contractual obligation to make payments of the benefits described in the Plan. All benefits are to be satisfied solely out of the general corporate assets of the Corporation and its Affiliates which shall remain subject to the claims of its creditors. No assets of the Corporation or its Affiliates will be segregated or committed to the satisfaction of its obligations to any Participant or Surviving Spouse under this Plan. If the Corporation or an Affiliate, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

8.03.	Other Benefits and Agreements

The benefits, if any, provided for a Participant or a Surviving Spouse under the Plan are in addition to any other benefits available to such persons under any other plan or program of the Corporation for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Corporation or an Affiliate in which a Participant is participating.

8.04.	Restrictions on Transfer of Benefits

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or his Surviving Spouse should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Administrator, shall cease and terminate, and, in such event, the Administrator may hold or apply all or part of the benefit of such Participant or Surviving Spouse in such manner and in such portion as the Administrator may deem proper.

8.05.	No Guarantee of Employment

The Plan does not in any way limit the right of the Corporation or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an officer of the Corporation or an Affiliate. In no event shall the Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Corporation or an Affiliate and a Participant.

8.06.	Successors

The Plan shall be binding upon the Corporation and its successors and assigns; subject to the powers set forth in Article VII, and upon a Participant and his Surviving Spouse and either of their assigns, heirs, executors and administrators.

8.07.	Construction

Headings are given for ease of reference and must be disregarded in interpreting the Plan. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

8.08.	Governing Law

This Plan shall be governed by the laws of the Commonwealth of Virginia (other than its choice-of-laws provisions) except to the extent that the laws of the Commonwealth of Virginia are preempted by the laws of the United States.

ARTICLE XIX

SUCCESSOR IN INTEREST

Effective as of December 31, 1998, Crestar Financial Corporation (“Crestar”) was merged into a wholly owned subsidiary of SunTrust Banks, Inc. (“SunTrust”) and Crestar and its affiliates became part of the SunTrust controlled group. For purposes of this Plan, a “change in control” occurred upon the date the merger agreement between Crestar and SunTrust was signed, July 10, 1998. Upon the “change in control” and after the actual merger, SunTrust has continued to honor the provisions of this Plan and has paid benefits when and as they have become due. Several Crestar executives were subject to benefit cutbacks as provided by this Plan and their agreements are attached to this Plan as exhibits.

The Plan as reflected in this document contains the original document and all amendments adopted since then. When reviewing this document, and considering the period after December 31, 1998, Crestar Financial Corporation should be read to mean SunTrust Banks, Inc. or its successor and Crestar Bank should be read to mean SunTrust Bank or its successor. Effective December 29, 1998, Crestar Bank became Plan sponsor of this Plan and all other plans funded through the Crestar Financial Corporation Supplemental Executive Retirement Plans Trust, pursuant to actions of the Compensation Committee and the Board of Directors of Crestar. SunTrust Bank as successor to SunTrust Bank is now sponsor.

SunTrust has caused its duly authorized officer to sign this document on this 31st day of December 2008, to incorporate amendments made up to December 31, 2008, to the Crestar Financial Corporation Supplemental Executive Plan, which was originally effective and last restated as of January 1, 1995.

SUNTRUST BANKS, Inc.

By

Title

Exhibit I-1

CRESTAR FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Acknowledgment and Agreement

The undersigned hereby acknowledge their understanding of and agreement to the following:

•

For purposes of the Crestar Financial Corporation Supplemental Executive Retirement Plan (the “Plan”), a Change in Control occurred on July 20, 1998, when SunTrust Banks, Inc. (“SunTrust”) and Crestar Financial Corporation (“Crestar”) entered into an agreement pursuant to which Crestar became a wholly owned subsidiary of SunTrust.

•

Section 8.01 of the Plan provides that a Participant’s Parachute Payments may be reduced if the Accounting Firm determines that Capped Parachute Payments will yield the Participant a higher Net After Tax Amount, in which case, the Participant will receive the Capped Parachute Payments.

•

The Accounting Firm is KPMG LLP. The Accounting Firm has determined that Capped Parachute Payments will yield a higher Net After Tax Amount to the undersigned Participant and has provided a copy of its detailed calculations supporting that determination, attached hereto as Exhibit I.

•	All determinations made by the Accounting Firm under Section 8.01 of the Plan are binding on the Participant and the Corporation.

•

Accordingly, the annual amount of the single life benefit payable under this Plan to the undersigned Participant beginning at age 55 will be reduced by $13,976. Should the undersigned Participant receive his benefit in another form or as of another commencement date, the actuary for the Plan shall determine the appropriate actuarially equivalent reduction in the amount of the undersigned Participant’s benefit payable from this Plan.

This Acknowledgment and Agreement is effective as of July 20, 1998.

PARTICIPANT

/Peter F. Nostrand/
Peter F. Nostrand

CRESTAR FINANCIAL CORPORATION

By:	/Ross W. Dorneman/
Ross W. Dorneman

SUNTRUST BANKS, INC.

By:	/Mary T. Steele/
Mary T. Steele

Exhibit I-2

CRESTAR FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Acknowledgment and Agreement

The undersigned hereby acknowledge their understanding of and agreement to the following:

•

For purposes of the Crestar Financial Corporation Supplemental Executive Retirement Plan (the “Plan”), a Change in Control occurred on July 20, 1998, when SunTrust Banks, Inc. (“SunTrust”) and Crestar Financial Corporation (“Crestar”) entered into an agreement pursuant to which Crestar became a wholly owned subsidiary of SunTrust.

•

Section 8.01 of the Plan provides that a Participant’s Parachute Payments may be reduced if the Accounting Firm determines that Capped Parachute Payments will yield the Participant a higher Net After Tax Amount, in which case, the Participant will receive the Capped Parachute Payments.

•

The Accounting Firm is KPMG LLP. The Accounting Firm has determined that Capped Parachute Payments will yield a higher Net After Tax Amount to the undersigned Participant and has provided a copy of its detailed calculations supporting that determination, attached hereto as Exhibit I.

•	All determinations made by the Accounting Firm under Section 8.01 of the Plan are binding on the Participant and the Corporation.

•

Accordingly, the annual amount of the single life benefit payable under this Plan to the undersigned Participant beginning at age 55 will be reduced by $5,761. Should the undersigned Participant receive his benefit in another form or as of another commencement date, the actuary for the Plan shall determine the appropriate actuarially equivalent reduction in the amount of the undersigned Participant’s benefit payable from this Plan.

This Acknowledgment and Agreement is effective as of July 20, 1998.

PARTICIPANT

/James P. Breen/
James P. Breen

CRESTAR FINANCIAL CORPORATION

By:	/Ross W. Dorneman/
Ross W. Dorneman

SUNTRUST BANKS, INC.

By:	/Mary T. Steele/
Mary T. Steele

Exhibit I-3

CRESTAR FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Acknowledgment and Agreement

The undersigned hereby acknowledge their understanding of and agreement to the following:

•

For purposes of the Crestar Financial Corporation Supplemental Executive Retirement Plan (the “Plan”), a Change in Control occurred on July 20, 1998, when SunTrust Banks, Inc. (“SunTrust”) and Crestar Financial Corporation (“Crestar”) entered into an agreement pursuant to which Crestar became a wholly owned subsidiary of SunTrust.

•

Section 8.01 of the Plan provides that a Participant’s Parachute Payments may be reduced if the Accounting Firm determines that Capped Parachute Payments will yield the Participant a higher Net After Tax Amount, in which case, the Participant will receive the Capped Parachute Payments.

•

The Accounting Firm is KPMG LLP. The Accounting Firm has determined that Capped Parachute Payments will yield a higher Net After Tax Amount to the undersigned Participant and has provided a copy of its detailed calculations supporting that determination, attached hereto as Exhibit I.

•	All determinations made by the Accounting Firm under Section 8.01 of the Plan are binding on the Participant and the Corporation.

•

Accordingly, the annual amount of the single life benefit payable under this Plan to the undersigned Participant beginning at age 55 will be reduced by $20,294. Should the undersigned Participant receive his benefit in another form or as of another commencement date, the actuary for the Plan shall determine the appropriate actuarially equivalent reduction in the amount of the undersigned Participant’s benefit payable from this Plan.

This Acknowledgment and Agreement is effective as of July 20, 1998.

PARTICIPANT

/William G. Foster/
William G. Foster

CRESTAR FINANCIAL CORPORATION

By:	/Ross W. Dorneman/
Ross W. Dorneman

SUNTRUST BANKS, INC.

By:	/Mary T. Steele/
Mary T. Steele